EXHIBIT 10.2
                            WEATHERFORD ENTERRA, INC.

                1997 NON-EMPLOYEE DIRECTOR RESTRICTED STOCK PLAN

                                  MAY 15, 1997

1.    PURPOSE OF PLAN.

      The purpose of this plan is to supplement the compensation paid to Outside Directors, to increase their proprietary interest in the Company, to attract and retain persons with outstanding qualifications to serve as Directors of the Company and to enhance their identification with the interests of the Company's stockholders, by grants of Common Stock.

2.    DEFINITIONS.

      (a)   "Board" shall mean the Board of Directors of the Company.

      (b) "Committee" shall mean the Compensation and Stock Plans Committee of the Board.

      (c) "Common Stock" shall mean the Common Stock, $.10 par value per share, of the Company.

      (d) "Company" shall mean Weatherford Enterra, Inc., a Delaware corporation.

      (e) "Effective Date" shall mean May 15, 1997, after approval of the Plan by a majority of the holders of the shares of the Common Stock, notwithstanding the approval of the Plan by the Board of Directors on March 11, 1997.

      (f) "Employee Director" shall mean a member of the Board who is a full-time employee of the Company or any Subsidiary of the Company.

      (g) "Fair Market Value" shall mean the average of the high and low sales prices per share (as reported on the New York Stock Exchange on the relevant measuring date, or if there were no sales on the New York Stock Exchange on that date, then as of the next following date on which there were sales).

      (h) "Grant Date" shall mean the date on which Restricted Shares are awarded to a Non-employee Director pursuant to paragraph 5 of the Plan.

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      (i)   "Non-employee Director" shall mean a member of the Board who is not a full-time employee of the Company or any Subsidiary of the Company.

      (j) "Plan" shall mean the Weatherford Enterra, Inc. 1997 Non-Employee Director Restricted Stock Plan.

      (k) "Restricted Period" shall mean the period of time, as specified in paragraph 7 of the Plan, applicable to Restricted Shares granted under the Plan.

      (l) "Restricted Shares" shall mean shares of Common Stock automatically granted to a Non-employee Director pursuant to paragraph 5 of the Plan to which the Restricted Period still applies.

      (m) "Restricted Shares Agreement" shall mean the agreement described in paragraph 14 of the Plan.

      (n) "Retained Distributions" shall mean the distributions which are retained by the Company pursuant to subparagraph 7(f)(ii) of the Plan.

      (o) "Retirement" shall mean retirement from the Board in accordance with the policy then in effect as respects Non-employee Directors.

      (p) "Subsidiary of the Company" shall mean any corporation, partnership or other entity in which the Company owns, directory or indirectly, a controlling interest.

3.    SHARES SUBJECT TO THE PLAN.

      (a) Subject to the provisions of paragraph 9 below, the maximum aggregate number of Restricted Shares which may be granted under the Plan shall be 250,000; provided, however, that any Restricted Shares granted under the Plan which are forfeited by the terms of the Plan shall be deemed not to have been issued for the purpose of this paragraph 3 and shall again become available for grant while the Plan is in effect.

      (b) Restricted Shares may be, in whole or in part, authorized but unissued shares of Common Stock or shares of Common Stock previously issued and outstanding and reacquired by the Company.

      (c) The Company shall have no obligation to register Restricted Shares with the Securities and Exchange Commission, either prior to or after same are granted to a Non-employee Director.

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4.    ELIGIBILITY.

      The only persons eligible to participate in the Plan shall be Non-employee Directors. An Employee Director who retires from employment with the Company or any of its Subsidiaries shall become eligible to participate in this Plan and shall be entitled to receive a grant of Restricted Stock upon the commencement of his or her services as a Non-employee Director.

5.    AUTOMATIC GRANTS.

      (a) The first Grant Date shall be the Effective Date of the Plan, as to each Non- employee Director then serving on the Board. Thereafter, the first Grant Date shall be the date on which a Non-employee Director is first elected or appointed to serve as a member of the Board.

      (b) Each person who is a Non-employee Director on the Effective Date automatically shall be granted that number of Restricted Shares which is determined by dividing $45,000 by the Fair Market Value of a share of Common Stock on the Effective Date.

      (c) Each person who is elected or appointed a Non-employee Director after the Effective Date (or who is eligible for an additional grant of Restricted Shares pursuant to paragraph 5(d) below) automatically shall be granted on the date so elected or appointed that number of Restricted Shares determined by dividing $45,000 by the Fair Market Value of a share of Common Stock on such Grant Date.

      (d) Each Non-employee Director who has previously received a grant of Restricted Shares under the Plan and who is reelected for another term as a Non-employee Director at, or whose term of office otherwise continues following the date of, any annual meeting of stockholders on which all such Restricted Shares have become fully vested pursuant to paragraph 7 shall thereupon receive an additional grant of Restricted Shares in accordance with paragraph 5(c) above.

      (e) The value of any Restricted Shares granted pursuant to paragraphs 5(c) or 5(d) shall be adjusted for grants made in years after 1997 as follows: the dollar amount of each grant during any calendar year after 1997 will be adjusted using the prior year's applicable grant amount as a base amount and adjusting such preceding year's amount for projected inflation by multiplying such base amount by a fraction in which the numerator is the annual average Consumer Price Index - U ("CPI-U") in the SURVEY OF CURRENT BUSINESS

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            published by the U.S. Department of Commerce, Bureau of Economic
            Analysis, for such preceding year and the denominator is the CPI-U for the second immediately preceding year.

      (f) The Corporate Secretary of the Company shall promptly cause the Company to enter into an agreement (the "Restricted Share Agreement") with each Non-employee Director who is granted Restricted Shares and shall cause the Company to issue such Restricted Shares, all without any further action required to be taken by the Board, the Committee or any other committee of the Board.

      (g) The Company shall not be required to issue fractional Restricted Shares. In lieu thereof, any fractional Restricted Share shall be rounded to the next higher whole number.

6.    ADMINISTRATION OF THE PLAN.

      (a) The Plan shall be administered by the Committee, subject to the restrictions set forth in the Plan. If the Committee is not composed solely of two or more "Non-employee Directors" (as defined in Rule 16b-3 of the Securities Exchange Act of 1934 (the "Exchange Act")) of the Company, then such additional or different persons shall be appointed by the Board of Directors to act for purposes of administering the Plan so that the Committee administering the Plan shall be composed solely of two or more "Non- employee Directors".

      (b) The Committee shall have full power, discretion and authority to interpret and administer the Plan, except that the Committee shall have no power to determine the eligibility for awards or number of shares of Common Stock or timing or value of awards to be granted pursuant to this Plan. The Committee's interpretations and actions, except as otherwise determined by the Board of Directors, shall be final, conclusive and binding on all persons for all purposes.

7.    RESTRICTION PERIOD; RESTRICTIONS APPLICABLE TO RESTRICTED
      SHARES; CERTIFICATES REPRESENTING RESTRICTED SHARES.

      (a) All Restricted Shares granted pursuant to the Plan shall be subject to the risk of forfeiture. The Restricted Period for each grant of Restricted Shares shall commence as of the Grant Date.

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      (b)   Except as otherwise provided herein, the Restricted Period shall end and all Restricted Shares (and related Retained Distributions) shall become nonforfeitable in three equal installments over a three-year period after the Grant Date, commencing one year after the Grant Date, with respect to Shares having a Fair Market Value on the Grant Date of $15,000 (such amount to be subject to adjustment in the same manner as set forth in paragraph 5(e) above).

      (c) Notwithstanding the provisions of subparagraph 7(b) but subject to the provisions of subparagraph 7(h), the Restricted Period for any grant shall end and all Restricted Shares and related Retained Distributions shall become nonforfeitable on the earlier of any of the following events:

            (i) the date a Non-employee Director ceases to be a Director of the Company by reason of Retirement;

            (ii) the date a Non-employee Director completes his or her tenure as a Director of the Company as provided in the Bylaws of the Company and declines to stand for reelection;

            (iii) the date a Non-employee Director, having been nominated for and agreed to stand for reelection, is not reelected by the stockholders of the Company to serve as a member of the Board;

            (iv)  the date of the death of a Non-employee Director;

             (v) the date a Non-employee Director certifies in writing to the Company that he or she is resigning as a member of the Board due to medical or health reasons which render such Non-employee Director unable to continue to serve as a member of the Board; or

            (vi)  the occurrence of a Change of Control of the Company;

            provided, however, that in the discretion of the Committee, on a case-by-case basis, the Restricted Period applicable to all Restricted Shares granted to a Non-employee Director shall end and be deemed completed for all purposes of the Plan in the event a Non-employee Director (a "withdrawing Non- employee Director") terminates his or her service as a member of the Board (A) for reasons of personal or financial hardship; (B) to serve in any governmental, diplomatic or any other public service position or capacity; (C) to avoid or protect against a conflict of interest of any kind; (D) on the advice of legal counsel; or (E) for any other extraordinary circumstance that the

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            Board determines to be comparable to the foregoing. The withdrawing
            Non- employee Director shall abstain from participating in any determination made by the Committee with respect to any matter relating to the foregoing.

      (d) Restricted Shares, when issued, will be represented by a stock certificate or certificates registered in the name of the Non-employee Director to whom such Restricted Shares shall have been granted. Each certificate issued pursuant hereto shall bear any legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933 (the "Securities Act").

      (e) Each certificate shall be deposited by the Non-employee Director with the Company's Corporate Secretary, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit transfer to the Company of all of any portion of the Restricted Shares and any securities constituting Retained Distributions that shall be forfeited or that shall not become nonforfeitable in accordance with the Plan.

      (f) Restricted Shares shall constitute issued and outstanding shares of Common Stock for all corporate purposes. The Non-employee Director will have the right to vote such Restricted Shares, to receive and retain all regular cash dividends paid on such Restricted Shares and exercise all other rights, powers and privileges of a holder of Common Stock with respect to such Restricted Shares, with the exception that:

            (i) The Non-employee Director will not be entitled to delivery of the stock certificate or certificates representing such Restricted Shares until the Restricted Period applicable to such shares or portion thereof shall have expired and unless all other vesting requirements with respect thereto shall have been fulfilled;

            (ii) other than cash dividends and rights to purchase stock which might be distributed to stockholders of the Company, the Company will retain custody of all Retained Distributions made or declared with respect to Restricted Shares (and such Retained Distributions will be subject to the same restrictions, terms and conditions as are applicable to Restricted Shares with respect to which they were made, paid or declared) until such time, if ever, as the Restricted Period applicable to Restricted Shares with respect to which such Retained Distribution shall have been made, paid or declared shall have expired, and such Retained Distributions shall not bear interest or be segregated in separate accounts;

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            (iii) a Non-employee Director may not sell, assign, transfer, pledge, exchange, encumber or dispose of any Restricted Shares or any related Retained Distributions during the applicable Restricted Period; and

            (iv) upon the breach of any restrictions, terms or conditions provided in the Plan or established by the Board with respect to any Restricted Shares or Retained Distributions, such Restricted Shares and any related Retained Distributions shall thereupon be automatically forfeited.

(g) "Change of Control" of the Company shall mean: a) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Person") acquires of beneficial ownership of 20 percent or more of either (i) the then outstanding shares of Common Stock (the "Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of Directors; provided, however, that for purposes of this subsection (a), a Person shall not include the Company or any Subsidiary or any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary; (b) as a result of, or in connection with, a contested election for directors, the persons who were directors of the Company before such election (the "Incumbent Board") shall cease to constitute a majority of the Board of Directors of the Company; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction,
      (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the outstanding Shares and outstanding voting securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 60 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction of the outstanding Shares and the outstanding voting securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then

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            outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Corporate
            Transaction and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or (d) approval by the stockholders of the Company of a complete liquidation of the Company. The Committee shall determine whether a Change of Control has occurred within the herein meaning and its determination shall be final and conclusive.

      (h) Notwithstanding any other provisions to the contrary in the Plan or any Restricted Shares Agreement (unless such Restricted Shares Agreement shall expressly refer to and nullify the operation of this provision), if the scheduled expiration of the Restricted Period applicable to any Restricted Shares granted to any Non-employee Director would, as a result of the operation of Section 16(b) of the Exchange Act, result, in the opinion of the Corporate Secretary of the Company, in a substantial risk of loss to such Non-employee Director pursuant to such Section 16(b) because of the timing of any prior sale or sales of Common Stock made by or otherwise attributable to such Non-employee Director, then, unless prior to the scheduled expiration of the Restricted Period for any Restricted Shares as described in subparagraph 7(b) hereof (or, in the case of an expiration of the Restricted Period for any Restricted Shares as described in subparagraph 7(c), within five business days thereafter) such Non-employee Director shall file with the Corporate Secretary a written waiver of this provision, in form satisfactory to the Corporate Secretary, expiration of the Restricted Period for such Restricted Shares automatically shall be delayed until the first day on which expiration of the Restricted Period for such Restricted Shares would no longer result in a substantial risk of loss and the Non-employee Director shall continue to be subject to the risk of forfeiture of such Restricted Shares pursuant to subparagraph 8(a) hereof pending the delayed expiration of Restricted Period for such Restricted Shares.

8.    FORFEITURE; COMPLETION OF RESTRICTED PERIOD.

      (a) If a Non-employee Director ceases to be a member of the Board for any reason other than as set forth in subparagraph 7(c), then all Restricted Shares and all Retained Distributions with respect thereto issued to such Non- employee Director to which the Restricted Period still applies shall be

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            forfeited to the Company and the Non-employee Director shall not have any rights (including dividend and voting rights) with respect to such forfeited Restricted Shares and Retained Distributions.

      (b) Upon completion of the Restricted Period with respect to all or any portion of a Non-employee Director's Restricted Shares, and the satisfaction of any other applicable restrictions, terms and conditions, the affected Restricted Shares and any Retained Distributions with respect to such Restricted Shares shall become nonforfeitable. The Company shall promptly thereafter issue and deliver to the Non-employee Director stock certificates or instruments representing such Restricted Shares and Retained Distributions registered in the name of the Non-employee Director or, if deceased, his or her legatee, personal representative or distributee; provided, however, (i) such new stock certificates may be required to bear a restrictive legend, indicating that such shares have not been registered under the Securities Act or other legend deemed appropriate by the Company's counsel, and (ii) the Company may require, as a condition precedent to the issuance of any such certificates, that the Non-employee Director, or other person receiving such certificate, execute and deliver to the Company a letter, in a form satisfactory to the counsel for the Company, to the general effect that such shares are being acquired by such person for investment only and not with a view to distribution.

9.    ADJUSTMENT IN THE EVENT OF CHANGES OF COMMON STOCK.

      In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or liquidation or the like, the aggregate number and class of Restricted Shares available for grant under the Plan automatically shall be adjusted so that the total number of shares of Common Stock or other securities or property issuable under the Plan immediately following such event shall be the number of shares of Common Stock and other securities or property which, had all remaining shares of Common Stock available under the Plan been granted to a single holder immediately prior to such event, would be held or received by such holder immediately following such event.

10.   NON-ALIENATION OF BENEFITS.

      No Restricted Shares, Retained Distributions or rights or benefits under the Plan or Restricted Shares Agreement shall be subject to anticipation, alienation, sale, assignment, hypothecation, pledge, exchange, transfer, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge the same shall be void. No Restricted Shares, Retained

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      Distributions or rights or benefits under the Plan or a Restricted Shares
      Agreement shall in any manner be liable for or subject to the debts, contracts, liabilities or torts of any person entitled to such right or benefit. If any Non-employee Director or beneficiary hereunder should attempt to anticipate, alienate, sell, assign, hypothecate, pledge, exchange, transfer, encumber or charge any Restricted Shares, Retained Distributions or any right or benefit hereunder or thereunder, then such Restricted Shares and related Retained Distributions automatically shall be forfeited and such right or benefit shall cease and terminate.

11.   APPOINTMENT OF ATTORNEY-IN-FACT.

      Upon the issuance of any Restricted Shares and the delivery by a Non-employee Director of the stock power referred to in subparagraph 7(e) hereof, such Non- employee Director shall be deemed to have appointed the Company, its successors and assigns, the attorney-in-fact of the Non-employee Director, with full power of substitution, for the purpose of carrying out the provisions of this Plan and taking any action and executing any instruments which such attorney-in-fact may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact shall be irrevocable and coupled with an interest. The Company as attorney-in-fact for the Non-employee Director may, in the name and stead of the Non-employee Director, make and execute all conveyances, assignments and transfers of such Restricted Shares and Retained Distributions deposited with the Company, as said attorney-in-fact, shall do by virtue thereof. Nevertheless, the Non- employee Director shall, if so requested by the Company, execute and deliver to the Company all such instruments as may, in the judgment of the Company, be advisable for the purpose.

12.   AMENDMENT AND TERMINATION OF PLAN.

      Subject to the provisions of paragraph 6, the Committee may at any time terminate, modify or amend the Plan as it shall deem advisable; provided, however, that in no event may the Plan be amended more frequently than once every six months. Notwithstanding the foregoing, stockholder approval shall be obtained for any action with respect to the Plan to the extent required by applicable state or Federal rules, regulations or laws. No termination or amendment of the Plan shall adversely affect the rights of any Non-employee Director under any grant previously made.

13.   EXECUTION OF AGREEMENT.

      Each grant hereunder shall be contingent upon the execution by the Non-employee Director of a Restricted Shares Agreement pursuant to which such Non-employee Director shall agree in writing to the terms and conditions set forth in this Plan or

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      by counsel to the Company in order to comply with applicable Federal or state securities laws or other legal requirements.

14.   GOVERNMENT AND OTHER REGULATIONS.

      Notwithstanding any other provisions of the Plan, the obligations of the Company with respect to Restricted Shares and Retained Distributions shall be subject to all applicable laws, rules and regulations, and such approvals by any governmental agencies as may be required or deemed appropriate by the Company. The Company reserves the right to delay or restrict, in whole or in part, the issuance or delivery of Common Stock pursuant to any grants of Restricted Shares and Retained Distributions under the Plan until such time as:

      (a) any legal requirements or regulations shall have been met relating to the issuance of such Restricted Shares and Retained Distributions or to their registration, qualification or exemption from registration or qualification under the Securities Act or any applicable state securities law; and

      (b) satisfactory assurances shall have been received that such Restricted Shares when delivered will be duly listed on the New York Stock Exchange.

15.   NO RIGHT TO RENOMINATION.

      Nothing in the Plan or in any grant shall confer upon any Director the right to be nominated for reelection to the Board.

16.   NON-EXCLUSIVITY OF PLAN.

      Neither the adoption of the Plan by the Board, nor the submission of the Plan to the stockholders of the Company for approval, shall be construed as creating any limitation on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the awarding of Common Stock otherwise than under the Plan, and such arrangements as may be either generally acceptable or applicable in specific cases.

17.   GOVERNING LAW.

      The Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware.

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18.   INDEMNIFICATION OF THE COMMITTEE AND THE BOARD.

      With respect to administration of the Plan, the Company shall indemnify each present and future member of the Committee and the Board against, and each member of the Committee and the Board shall be entitled without further act on his or her part to indemnity from the Company for, all expenses (including the amount of judgments and the amount of approved settlements made with a view to the curtailment of costs of litigation, other than amounts paid to the Company itself) reasonably incurred by him or her in connection with or arising out of any action, suit, or proceeding in which he or she may be involved by reason of his or her being or having been a member of the Committee and/or the Board, whether or not he or she continues to be such member of the Committee and/or the Board at the time of incurring such expenses; provided, however, that such indemnity shall not include any expenses incurred by any such member of the Committee and/or the Board (i) in respect of matters as to which he or she shall be finally adjudged in any such action, suit or proceeding to have been guilty of gross negligence or willful misconduct in the performance of his or her duty as such member of the Committee and/or the Board, or (ii) in respect of any matter in which any settlement is effected to an amount in excess of the amount approved by the Company on the advice of its legal counsel; and provided further, that no right of indemnification under the provision set forth herein shall be available to or enforceable by any such member of the Committee and/or the Board unless, within 60 days after institution of any such action, suit or proceeding, he or she shall have offered the Company, in writing, the opportunity to handle and defend same at its expense. The foregoing right of indemnification shall inure to the benefit of the heirs, executors or administrators of each such member of the Committee and/or the Board and shall be in addition to all other rights to which such member of the Committee and/or the Board may be entitled as a matter of law, contract or otherwise.

19.   MISCELLANEOUS PROVISIONS.

      (a) Except as to automatic grants to Non-employee Directors, no employee or other person shall have any claim or right to be granted Restricted Shares under this Plan.

      (b)   The expenses of the Plan shall be borne by the Company.

      (c) By accepting any grant under the Plan, each Non-Employee Director and each personal representative or beneficiary and each other person claiming by, under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

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      (d)   Each grant of Restricted Shares to any person serving at the Grant
            Date as a Director shall be in consideration of past services of such Director. Each grant of Restricted Shares to a person who was not serving as a Director prior to the Grant Date shall be in consideration of such person's agreement to stand for election as or be considered for appointment as a director to serve as such if so elected or appointed. Each such grant shall be deemed to constitute a conclusive finding by the Board that such services or agreement, as applicable, have a value equal to or in excess of the value of such Restricted Shares, and constitute payment in full therefor. All authorized and unissued shares issued as Restricted Shares in accordance with the Plan shall be fully paid and nonassessable shares and free from preemptive rights. No Restricted Shares shall be issued for consideration having a value less than the par value of the Common Stock.

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